UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

000-30264
(Commission File Number)

Delaware	11-3177042
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower
178 Gloucester Road
          Wanchai, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

(a) Agreement with Guiding Media Advertising Limited

On November 12, 2007 Shanghai Quo Advertising Company Limited (“Quo Advertising”), NCN Media Services Limited (“NCN Media”), wholly-owned subsidiaries of Network CN Inc. (the "Company"), entered into an agreement with Guiding Media Advertising Limited (“Guiding Media”), a company organized under the laws of the People’s Republic of China (“PRC”) pursuant to which Guilding Media granted Quo Advertising the exclusive agency right to operate 98 freestanding multimedia advertisement light boxes (the “Media”) to be situated in designated locations within Beijing International Airport in China for a period of three years with annual fees to be paid by NCN Media on behalf of Quo Advertising.

In addition, NCN Media, on behalf of Quo Advertising, is obligated to pay all electricity charges and screen material installation charges. During the term of the agreement, Quo Advertising is entitled to retain all business proceeds generated from advertisement placements provided that NCN Media pays all fees due to Guiding Media. Guiding Media is responsible for maintaining all required licenses and approval of relevant authorities for the commercial operation of the Media.

The agreement is subject to the laws of the People’s Republic of China and Quo Advertising’s ability to publish advertisements is subject to applicable rules and regulations in China regarding advertising.

The foregoing description of the Contract is qualified in its entirety by reference to the full text of the Contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(b) Financing by Wei An Developments Limited

On November 12, 2007, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Wei An Developments Limited (“Wei An”) with respect to the purchase by Wei An a six-month Convertible Promissory Note in the principal account of $5,000,000 at the interest rate of 12% per annum (the “Note”).  The Note is convertible into the Company’s common stock at the conversion price of $2.40 per share.  Pursuant to the Note, the Company is subject to a commitment fee of 2% of the principal amount of the Note.  The term of the Note is six months and the Company has the option to extend the Note by an additional six-month period at an interest rate of 14% per annum and be subject to an additional commitment fee of 2% of the principal amount of the Note. However, the Company has the right to prepay all or any portion of the amounts due under the Note at any time without penalty or premium.

In addition, pursuant to the Purchase Agreement, the Company issued Warrants to purchase up to 250,000 shares of the Company’s common stock at the exercise price of $2.30 per share (the “Warrants”).  The Warrants are exercisable for a period of two years.

The foregoing description of the Purchase Agreement, Note and Warrants, is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 12, 2007, under the Purchase Agreement described under Item 1.01 above, the Company issued a convertible promissory note in the principal amount of $5,000,000 and warrants for the purchase of 250,000 shares of common stock to an institutional accredited investor.  The Note and Warrants have the terms and conditions set forth under Item 1.01 above.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
10.1	Agreement by and among Guiding Media Advertising Limited, NCN Media Services Limited and Shanghai Quo Advertising Company Limited dated November 12, 2007.
10.2	Note and Warrant Purchase Agreement dated November 12, 2007 by and between the Company and Wei An Developments Limited.
10.3	Form of Convertible Promissory Note
10.4	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CN INC.

Date: November 13, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer